EXHIBIT 10.1

TITAN MACHINERY INC.
COMPENSATION ARRANGEMENT FOR THE CHIEF FINANCIAL OFFICER
FOR FISCAL YEAR 2014

The Titan Machinery Inc. Board of Directors approved the 2014 fiscal year base salary for the chief financial officer as set forth below.

2014 Annual
Executive Officer and Title	Base Salary
Mark Kalvoda
Chief Financial Officer	$300,000